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[ALAMOSA LOGO]                                                       New Release


CONTACT:  JON D. DRAKE
          DIRECTOR OF INVESTOR RELATIONS
          ALAMOSA HOLDINGS, INC.
          806-722-1455
          jdrake@alamosapcs.com


                         ALAMOSA TO PURSUE DEBT OFFERING

LUBBOCK, TEXAS, JANUARY 5, 2004 -- Alamosa Holdings, Inc. (OTC Bulletin Board:
ALMO) today announced that Alamosa (Delaware), Inc., its wholly owned subsidiary, presently intends to offer $225 million in aggregate principal amount of its senior unsecured debt securities due 2012 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

If Alamosa completes the offering, the net proceeds will be used to permanently repay and terminate Alamosa's senior secured credit facility and for general corporate purposes. Approximately $200 million in borrowings is currently outstanding under this credit facility. No assurance can be given that the offering will be completed, and the offering is subject to market and other customary conditions. The securities offered by Alamosa will not be registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

ABOUT ALAMOSA

Alamosa Holdings, Inc. is the largest (based on number of subscribers) PCS Affiliate of Sprint (NYSE: FON, PCS), which operates the largest all-digital, all-CDMA Third-Generation (3G) wireless network in the United States. Alamosa has the exclusive right to provide digital wireless mobile communications network services under the Sprint brand name throughout its designated territory located in Texas, New Mexico, Oklahoma, Arizona, Colorado, Utah, Wisconsin, Minnesota, Missouri, Washington, Oregon,


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ALAMOSA TO PURSUE DEBT OFFERING
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January 5, 2004


Arkansas, Kansas, Illinois and California. Alamosa's territory includes licensed population of 15.8 million residents.

ABOUT SPRINT

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 68,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements, such as statements containing terms such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint; shifts in populations or network focus; changes or advances in technology; changes in Sprint's national service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Annual Report on Form 10-K for the year ended December 31,

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ALAMOSA TO PURSUE DEBT OFFERING
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January 5, 2004


2002 and in subsequent filings with the Securities and Exchange Commission. Investors and analysts should not place undue reliance on forward-looking statements.


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